Exhibit 99.1
FOR IMMEDIATE RELEASE
May 4, 2009
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports First Quarter 2009 Results
Toledo, Ohio, May 4, 2009.........Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s first quarter ended March 31, 2009.
“We are off to a solid start this year as our portfolio performance and financial results were in line with our expectations,” commented George L. Chapman, chairman, chief executive officer and president of Health Care REIT, Inc. “Thus far in 2009, we have raised over $400 million in capital through a combination of equity, secured debt and selective asset sales. This capital, combined with proceeds from asset sales and additional secured debt, should provide adequate liquidity to meet all of our debt maturities and unfunded development through mid-2012.”
Recent Highlights.
•	Achieved 1Q09 normalized FFO of $0.81 per share, up 3%

•	Achieved 1Q09 normalized FAD of $0.76 per share, up 1%

•	Completed 1Q09 net new investments totaling $129.5 million

•	Generated $63.0 million in net proceeds on property sales, recognizing $17.0 million of gains in 1Q09

•	Raised $210.9 million in net proceeds from S&P 500 inclusion offering in February

•	Raised $133.0 million Freddie Mac mortgage loan in April

•	Retired $21.7 million of future unsecured senior note and convertible debt maturities for $19.8 million
Key Performance Indicators.

	1Q09	1Q08	Change
Net income attributable to common stockholders (NICS) per diluted share	$0.56	$0.34	65%
Normalized FFO per diluted share	$0.81	$0.79	3%
Normalized FAD per diluted share	$0.76	$0.75	1%
Dividends per common share	$0.68	$0.66	3%
Normalized FFO Payout Ratio	84%	84%
Normalized FAD Payout Ratio	89%	88%
1Q09 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	1Q09	1Q08	Change	1Q09	1Q08	Change	1Q09	1Q08	Change
Per diluted share	$0.56	$0.34	65%	$0.79	$0.79	0%	$0.81	$0.79	3%
Includes impact of:
Gains on sales of real property (1)	$0.16	$0.00
Other items, net (2)	($0.02)	$0.00		($0.02)	$0.00		($0.02)	$0.00
Prepaid/straight-line rent cash receipts (3)							$0.07	$0.03
Per diluted share — normalized (a)				$0.81	$0.79	3%	$0.76	$0.75	1%

(a)	Amounts may not sum due to rounding

(1)	$17,036,000 and $26,000 of gains in 1Q09 and 1Q08, respectively.

(2)	See reconciliations for other items.

(3)	$7,889,000 and $2,975,000 of receipts in 1Q09 and 1Q08, respectively.

1Q09 Earnings Release	May 4, 2009
Dividends for First Quarter 2009. As previously announced, the Board of Directors declared a cash dividend for the quarter ended March 31, 2009 of $0.68 per share, as compared to $0.68 per share for the same period in 2008. The cash dividend will be paid on May 20, 2009 and will be the company’s 152nd consecutive quarterly dividend payment.
Outlook for 2009. The company is revising its 2009 normalized FFO and FAD guidance primarily due to the additional secured debt capital transactions now included in the forecast. In addition to the $133 million, 10-year, 6.10% Freddie Mac mortgage loan completed in April, the company expects to raise an additional $200 to $300 million of secured debt at approximately 6.0% to 6.5% during the second half of 2009.
Normalized FFO has been revised to a range of $3.10 to $3.20 per diluted share from $3.20 to $3.30 per diluted share. Normalized FAD has been revised to a range of $2.96 to $3.06 per diluted share from $3.08 to $3.18 per diluted share. FFO guidance should be compared to the $3.33 per diluted share actual 2008 results as restated for the convertible debt accounting change.
Net income attributable to common stockholders has been increased to a range of $1.70 to $1.80 per diluted share from $1.59 to $1.69 per diluted share. The increase in net income guidance is primarily due to the $17.0 million of gains on sales of real estate, lower projected depreciation expense and $1.7 million of debt extinguishment gains partially offset by the incremental secured debt assumptions.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.
Conference Call Information. The company has scheduled a conference call on Tuesday, May 5, 2009 at 10:00 a.m. Eastern Time to discuss its first quarter 2009 results, industry trends, portfolio performance and outlook for 2009. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through May 19, 2009. To access the rebroadcast, dial 800-642-1687 or 706-645-9291 (international). The conference ID number is 92034109. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on the company’s website under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.

1Q09 Earnings Release	May 4, 2009
The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT. Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of senior housing and health care real estate. The company also provides an extensive array of property management and development services. As of March 31, 2009, the company’s broadly diversified portfolio consisted of 632 properties in 39 states. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

1Q09 Earnings Release	May 4, 2009
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	March 31,
	2009	2008

Assets
Real estate investments:
Real property owned:
Land and land improvements	$504,145	$454,474
Buildings and improvements	4,652,920	4,329,405
Acquired lease intangibles	133,457	134,388
Real property held for sale, net of accumulated depreciation	35,520	2,150
Construction in progress	763,982	369,582

	6,090,024	5,289,999
Less accumulated depreciation and intangible amortization	(627,898)	(517,487)

Net real property owned	5,462,126	4,772,512
Real estate loans receivable:
Loans receivable	480,719	388,250
Less allowance for losses on loans receivable	(7,640)	(7,406)

Net real estate loans receivable	473,079	380,844

Net real estate investments	5,935,205	5,153,356

Other assets:
Equity investments	836	1,168
Deferred loan expenses	25,097	28,817
Cash and cash equivalents	19,180	32,282
Restricted cash	16,358	15,789
Receivables and other assets	146,405	156,044

	207,876	234,100

Total assets	$6,143,081	$5,387,456

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$335,000	$432,500
Senior unsecured notes	1,810,537	1,828,004
Secured debt	444,336	478,228
Accrued expenses and other liabilities	102,601	110,715

Total liabilities	2,692,474	2,849,447

Equity:
Preferred stock	288,728	327,897
Common stock	110,945	88,992
Capital in excess of par value	3,428,472	2,534,322
Treasury stock	(7,577)	(3,986)
Cumulative net income	1,421,043	1,106,497
Cumulative dividends	(1,805,329)	(1,510,296)
Accumulated other comprehensive income	(1,348)	(18,474)
Other equity	5,187	3,360

Total Health Care REIT, Inc. stockholders’ equity	3,440,121	2,528,312
Noncontrolling interests	10,486	9,697

Total equity	3,450,607	2,538,009

Total liabilities and equity	$6,143,081	$5,387,456

1Q09 Earnings Release	May 4, 2009
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008

Revenues:
Rental income	$132,891	$115,825
Interest income	9,953	9,092
Other income	1,484	1,716

Gross revenues	144,328	126,633

Expenses:
Interest expense	27,695	35,102
Property operating expenses	11,419	10,712
Depreciation and amortization	40,811	36,346
General and administrative expenses	17,361	12,328
Gain on extinguishment of debt	(1,678)	(1,326)
Provision for loan losses	140	0

Total expenses	95,748	93,162

Income from continuing operations before income taxes	48,580	33,471

Income tax expense	(50)	(1,279)

Income from continuing operations	48,530	32,192

Discontinued operations:
Gain on sales of properties	17,036	26
Income from discontinued operations, net	1,079	3,240

	18,115	3,266

Net income	66,645	35,458
Less: Preferred dividends	5,524	6,147
Net income attributable to noncontrolling interests	2	62

Net income attributable to common stockholders	$61,119	$29,249

Average number of common shares outstanding:
Basic	108,214	86,100
Diluted	108,624	86,610

Net income attributable to common stockholders per share:
Basic	$0.56	$0.34
Diluted	0.56	0.34

Common dividends per share	$0.68	$0.66

1Q09 Earnings Release	May 4, 2009
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended
	March 31,
	2009	2008

Net income attributable to common stockholders	$61,119	$29,249
Depreciation and amortization (1)	41,326	39,574
Gain on sales of properties	(17,036)	(26)
Noncontrolling interests	(87)	(87)

Funds from operations	85,322	68,710
Non-recurring G&A expenses	3,909	0
Gain on extinguishment of debt	(1,678)	(1,326)
Provision for loan losses	140	0
Non-recurring income tax expense	0	1,325

Funds from operations — normalized	$87,693	$68,709

Average common shares outstanding:
Basic	108,214	86,100
Diluted	108,624	86,610
Per share data:
Net income attributable to common stockholders
Basic	$0.56	$0.34
Diluted	0.56	0.34

Funds from operations
Basic	$0.79	$0.80
Diluted	0.79	0.79

Funds from operations — normalized
Basic	$0.81	$0.80
Diluted	0.81	0.79

FFO Payout Ratio
Dividends per common share	$0.68	$0.66
FFO per diluted share	$0.79	$0.79

FFO payout ratio	86%	84%

FFO Payout Ratio — Normalized
Dividends per share	$0.68	$0.66
FFO per diluted share — normalized	$0.81	$0.79

FFO payout ratio — normalized	84%	84%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

1Q09 Earnings Release	May 4, 2009
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended
	March 31,
	2009	2008

Net income attributable to common stockholders	$61,119	$29,249
Depreciation and amortization (1)	41,326	39,574
Gain on sales of properties	(17,036)	(26)
Noncontrolling interests	(16)	(8)
Gross straight-line rental income	(5,030)	(5,336)
Prepaid/straight-line rent receipts	7,889	2,975
Amortization related to above/(below) market leases, net	(356)	(263)
Non-cash interest expense	2,772	2,790
Cap-ex, tenant improvements, lease commissions	(2,425)	(765)

Funds available for distribution	88,243	68,190
Non-recurring G&A expenses	3,909	0
Gain on extinguishment of debt	(1,678)	(1,326)
Provision for loan losses	140	0
Non-recurring income tax expense	0	1,325
Prepaid/straight-line rent receipts	(7,889)	(2,975)

Funds available for distribution — normalized	$82,725	$65,214

Average common shares outstanding:
Basic	108,214	86,100
Diluted	108,624	86,610

Per share data:
Net income attributable to common stockholders
Basic	$0.56	$0.34
Diluted	0.56	0.34

Funds available for distribution
Basic	$0.82	$0.79
Diluted	0.81	0.79

Funds available for distribution — normalized
Basic	$0.76	$0.76
Diluted	0.76	0.75

FAD Payout Ratio
Dividends per common share	$0.68	$0.66
FAD per diluted share	$0.81	$0.79

FAD payout ratio	84%	84%

FAD Payout Ratio — Normalized
Dividends per common share	$0.68	$0.66
FAD per diluted share — normalized	$0.76	$0.75

FAD payout ratio — normalized	89%	88%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

1Q09 Earnings Release	May 4, 2009
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Prior Outlook		Current Outlook
	Year Ended		Year Ended
	December 31, 2009		December 31, 2009
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$175,691	$186,741	$188,765	$199,865
Loss (gain) on sales of properties	0	0	(17,036)	(17,036)
Depreciation and amortization (1)	174,000	174,000	170,000	170,000

Funds from operations	349,691	360,741	341,729	352,829
Loss (gain) on extinguishment of debt	0	0	(1,678)	(1,678)
Provision for loan losses	0	0	140	140
Non-recurring G&A expenses (2)	3,909	3,909	3,909	3,909

Funds from operations — normalized	$353,600	$364,650	$344,100	$355,200
Per share data (diluted):
Net income attributable to common stockholders	$1.59	$1.69	$1.70	$1.80
Funds from operations	3.16	3.26	3.08	3.18
Funds from operations — normalized	3.20	3.30	3.10	3.20

FAD Reconciliation:
Net income attributable to common stockholders	$175,691	$186,741	$188,765	$199,865
Loss (gain) on sales of properties	0	0	(17,036)	(17,036)
Depreciation and amortization (1)	174,000	174,000	170,000	170,000
Gross straight-line rental income	(13,800)	(13,800)	(16,000)	(16,000)
Prepaid/straight-line rent receipts	0	0	7,889	7,889
Amortization related to above/(below) market leases, net	(1,300)	(1,300)	(1,300)	(1,300)
Non-cash interest expense	11,500	11,500	11,500	11,500
Cap-ex, tenant improvements, lease commissions	(10,000)	(10,000)	(10,000)	(10,000)

Funds available for distribution	336,091	347,141	333,818	344,918
Loss (gain) on extinguishment of debt	0	0	(1,678)	(1,678)
Provision for loan losses	0	0	140	140
Non-recurring G&A expenses (2)	3,909	3,909	3,909	3,909
Prepaid/straight-line rent receipts	0	0	(7,889)	(7,889)

Funds available for distribution — normalized	$340,000	$351,050	$328,300	$339,400

Per share data (diluted):
Net income attributable to common stockholders	$1.59	$1.69	$1.70	$1.80
Funds available for distribution	3.04	3.14	3.01	3.11
Funds available for distribution — normalized	3.08	3.18	2.96	3.06

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Expenses recognized in connection with the departure of Raymond Braun.